                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

 A NATIONAL BANKING ASSOCIATION                               31-0838515
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                           43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
 ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT AND SENIOR COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                         PERFORMANCE FOOD GROUP COMPANY
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

TENNESSEE                                                     54-0402940
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

12500 WEST CREEK PARKWAY                                       23238
RICHMOND, VIRGINIA                                           (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION. FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

         (A)      NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.


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         (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificate of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.       A copy of the existing by-laws of the trustee.*

         5.       Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.


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         7.       A copy of the latest report of condition of the trustee
                  published pursuant to law or the requirements of its supervising or examining authority.

         8.       Not Applicable.

         9.       Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 19th day of September, 2001.


                      BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                      TRUSTEE


                      BY /S/ SANDRA L. CARUBA
                         ------------------------
                           SANDRA L. CARUBA
                           FIRST VICE PRESIDENT


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).


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                                                                       EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                              September 19, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Performance Food Group Company and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                                    BY: /S/ SANDRA L. CARUBA
                                        ----------------------------------------
                                            SANDRA L. CARUBA
                                            FIRST VICE PRESIDENT


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BANK ONE TRUST COMPANY, N.A. FFIEC 041
Legal Title of Bank RC-1
COLUMBUS
City 10
OH 43271
State Zip Code

FDIC Certificate Number - 21377

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                              Dollar Amounts in Thousands               RCON     Bil | Mil | Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1) ......................................        0081        212,836 1.a
b. Interest-bearing balances (2) ...............................................................        0071              0 1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A) ..................................        1754              0 2.a
b. Available-for-sale securities (from Schedule RC-B, column D) ................................        1773          1,700 2.b
3. Federal funds sold and securities purchased under agreements to resell ......................        1350      1,160,732 3
4. Loans and lease financing receivables (from Schedule RC-C):
A. LOANS AND LEASES HELD FOR SALE ..............................................................        5369              0 4.a
B. LOANS AND LEASES, NET OF UNEARNED INCOME ...............................B528   224,872 4.b
c. LESS: Allowance for loan and lease losses ..............................3123       253 4.c
D. LOANS AND LEASES, NET OF UNEARNED INCOME AND ALLOWANCE (ITEM 4.B MINUS 4.C) .................        B529        224,619 4.d
5. Trading assets (from Schedule RC-D) .........................................................        3545              0 5
6. Premises and fixed assets (including capitalized leases) ....................................        2145         19,688 6
7. Other real estate owned (from Schedule RC-M) ................................................        2150              0 7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ....        2130              0 8
9. Customers' liability to this bank on acceptances outstanding ................................        2155              0 9
10. Intangible assets
A. GOODWILL ....................................................................................        3163             0 10.a
B. OTHER INTANGIBLE ASSETS (FROM SCHEDULE RC-M) ................................................        0426        12,246 10.b
11. Other assets (from Schedule RC-F) ..........................................................        2160       235,123 11
12. Total assets (sum of items 1 through 11) ...................................................        2170     1,866,944 12
(1) Includes cash items in process of collection and unposted debits ...........................
(2) Includes time certificates of deposit not held for trading .................................

BANK ONE TRUST COMPANY, N.A. FFIEC 041
Legal Title of Bank RC-2
FDIC Certificate Number - 21377 11

SCHEDULE RC - CONTINUED

                                                     Dollar Amounts in Thousands                          RCON     Bil | Mil | Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) ..................        2200        1,674,033 13.a
(1) Noninterest-bearing (1) ...........................................6631 1,078,249 13.a.1
(2) Interest-bearing ..................................................6636   595,784 13.a.2
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase ................        2800                0 14
15. Trading liabilities (from Schedule RC-D) ..................................................        3548                0 15
16. OTHER BORROWED MONEY (INCLUDES MORTGAGE INDEBTEDNESS AND OBLIGATIONS UNDER
CAPITALIZED LEASES) (FROM SCHEDULE RC-M): .....................................................        3190                0 16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ..................................        2920                0 18
19. Subordinated notes and debentures (2) .....................................................        3200                0 19
20. Other liabilities (from Schedule RC-G) ....................................................        2930           53,279 20
21. Total liabilities (sum of items 13 through 20) ............................................        2948        1,727,312 21
22. MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES ............................................        3000                0 22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .............................................        3838                0 23
24. Common stock ..............................................................................        3230              800 24
25. Surplus (exclude all surplus related to preferred stock) ..................................        3839           45,157 25
26. a. Retained earnings ......................................................................        3632           93,650 26.a
B. ACCUMULATED OTHER COMPREHENSIVE INCOME (3) .................................................        B530               25 26.b
27. OTHER EQUITY CAPITAL COMPONENTS (4) .......................................................        A130                0 27
28. Total equity capital (sum of items 23 through 27) .........................................        3210          139,632 28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28) ....        3300        1,866,944 29

Memorandum
TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.

1. Indicate in the box at the right the number of the statement below that best describes the
most comprehensive level of auditing work performed for the bank by independent external               RCON             Number
auditors as of any date during 2000 .............................................................      6724             N/A M. 1
1 = Independent audit of the bank conducted in accordance              4 = Directors' examination of the bank conducted
with generally accepted auditing standards by a certified                  in accordance with generally accepted auditing
public accounting firm which submits a report on the bank                  standards by a certified public accounting firm
2 = Independent audit of the bank's parent holding company                 (may be required by state chartering authority)
conducted in accordance with generally accepted auditing               5 = Directors' examination of the bank performed by
standards by a certified public accounting firm which                      other external auditors (may be required by state
submits a report on the consolidated holding company (but                  chartering authority)
not on the bank separately)                                            6 = Review of the bank's financial statements by
3 = ATTESTATION ON BANK MANAGEMENT'S ASSERTION ON THE                      external auditors
EFFECTIVENESS OF THE BANK'S INTERNAL CONTROL OVER FINANCIAL            7 = Compilation of the bank's financial statements by
REPORTING BY A CERTIFIED PUBLIC ACCOUNTING FIRM                            external auditors
                                                                       8 = Other audit procedures (excluding tax
                                                                           preparation work)
                                                                       9 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)      Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.